As filed with the Securities and Exchange Commission on March 2, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OLD REPUBLIC INTERNATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	36-2678171 (I.R.S. Employer Identification Number)

307 North Michigan Avenue, Chicago, Illinois 60601
(312) 346-8100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Spencer LeRoy III, Esq.
Senior Vice President, General Counsel and Secretary
Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601-5382
(312) 346-8100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

J. Brett Pritchard, Esq.
Locke Lord Bissell & Liddell LLP
111 South Wacker Drive
Chicago, Illinois 60606
(312) 443-0700

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered(1)	Registered	per Unit	Offering Price	Registration Fee
Debt Securities(1)
Common Stock(2)(3)

(1)	An indeterminate amount of debt securities of Old Republic International Corporation (“Old Republic”) to be offered at indeterminate prices is being registered pursuant to this registration statement. Old Republic is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)	Such currently indeterminate number of common shares as may be required for issuance on conversion of the debt securities being registered hereunder.

(3)	Purchase rights for one one-hundredth of a share of Series A Junior Participating Preferred Stock initially are attached to and trade with all shares of common stock pursuant to the terms of Old Republic’s Amended and Restated Rights Agreement.

PROSPECTUS

Debt Securities

Each time we offer debt securities using this prospectus, we will provide specific terms of the debt securities, including the offering price and any conversion features, in supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the debt securities. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference, prior to investing in our debt securities.

We may offer and sell the debt securities to or through underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters, dealers or agents involved in the sale of debt securities will be described in a prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “ORI.”

Investing in these debt securities involves risks. You should carefully consider the information under “Risk Factors” on page 2 of this prospectus as well as the risk factors contained in other documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 2, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration for continuous offering process. Under the shelf process, from time to time, we may, but are not required to, sell the debt securities offered in supplements to this prospectus in one or more offerings.

This prospectus provides you with a general description of our Company. Whenever we decide to offer the debt securities noted on the cover page of this prospectus, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to that specific offering. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “Old Republic,” “Company,” “registrant,” “we,” “us” and “our” refer to Old Republic International Corporation and its consolidated subsidiaries.

OLD REPUBLIC INTERNATIONAL CORPORATION

We are a Chicago based holding company engaged in the single business of insurance underwriting. We conduct our operations through a number of regulated insurance company subsidiaries organized into three major segments, namely, our General (property and liability insurance), Mortgage Guaranty, and Title Insurance Groups. References herein to such groups apply to our subsidiaries engaged in these respective segments of business.

The insurance business is distinguished from most others in that the prices (premiums) charged for various insurance products are set without certainty of the ultimate benefit and claim costs that will emerge or be incurred, often many years after issuance and expiration of a policy. This basic fact casts us as a risk-taking enterprise managed for the long run. We therefore conduct our business with a primary focus on achieving favorable underwriting results over cycles, and the maintenance of financial soundness in support of our subsidiaries’ long-term obligations to insurance beneficiaries. To achieve these objectives, adherence to certain basic insurance risk management principles is stressed, and asset diversification and quality are emphasized. The underwriting principles encompass:

•	Disciplined risk selection, evaluation, and pricing to reduce uncertainty and adverse selection;

•	Augmenting the predictability of expected outcomes through insurance of the largest number of homogeneous risks as to each type of coverage;

•	Reducing the insurance portfolio risk profile through:

•	diversification and spread of insured risks; and

•	assimilation of uncorrelated asset and liability exposures across economic sectors that tend to offset or counterbalance one another; and

•	Effectively managing gross and net limits of liability through appropriate use of reinsurance.

In addition to income arising from our basic underwriting and related services functions, we earn significant investment income from invested funds generated by those functions and from shareholders’ capital. Our investment strategy aims for stability of income from interest and dividends, protection of capital, and sufficient liquidity to meet insurance underwriting and other obligations as they become payable in the future. Securities trading and the realization of capital gains are not objectives. Our investment philosophy is therefore best characterized as emphasizing value, credit quality, and relatively long-term holding periods. Our ability to hold both fixed maturity and equity securities for long periods of time is in turn enabled by the scheduling of maturities in contemplation of an appropriate matching of assets and liabilities.

In light of the above factors, our affairs are managed without regard to the arbitrary strictures of quarterly or even annual reporting periods that American industry must observe. In our view, such short reporting time frames do not comport well with the long-term nature of much of our business. We believe that our operating results and financial condition can best be evaluated by observing underwriting and overall operating performance trends over succeeding five to ten year intervals. Such extended periods can encompass one or two economic and/or underwriting cycles, and thereby provide appropriate time frames for such cycles to run their course and for reserved claim costs to be quantified with greater finality and effect.

We are a corporation organized under the laws of Delaware. Our principal executive offices are located at 307 North Michigan Avenue, Chicago, Illinois. Information concerning us is available on our website at oldrepublic.com. Information contained on our website is not and should not be considered a part of this prospectus unless specifically incorporated by reference.

RISK FACTORS

Investing in our debt securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in our Company described in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings with the SEC. Before making an investment decision, you should carefully consider those risks as well as other information we incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as ours are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the statements made in our reports that we file with the SEC and which are incorporated by reference in this prospectus or that may be made in any applicable prospectus supplement can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect our future performance. With regard to our General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title Insurance results can be affected by similar factors and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At our parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering our widespread operations.

A more detailed listing and discussion of the risks and other factors which affect our risk-taking insurance business are included in Part I, Item 1A — Risk Factors, of our 2010 Annual Report to the SEC, which Item is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. We undertake no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

You should consider these risks and those set forth in, or incorporated into, the “Risk Factors” section of this prospectus prior to investing in our debt securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of debt securities offered by this prospectus will be used for general corporate purposes, including, without limitation, the repayment or the refinancing of indebtedness, repurchases of our outstanding securities, capital expenditures, future acquisitions and working capital. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our historical ratio of earnings to fixed charges for each of the five most recent fiscal years ended December 31, 2010.

Our ratios of earnings to fixed charges for the periods indicated are as follows :

	Year Ended December 31,
	2010	2009	2008	2007	2006

Ratio of earnings to fixed charges	1.92	NM(1)	NM(1)	56.10	71.26

(1)	Not meaningful. For the years ended December 31, 2008 and 2009, earnings were insufficient to cover fixed charges by $794.8 million and $270.7 million, respectively. Such shortfalls were due primarily to the weakness in the Company’s mortgage guaranty and consumer credit indemnity lines. 2008 was further negatively impacted by other than temporary impairments of invested assets.

For purposes of computing these ratios, earnings consist of the sum of pretax income (loss) before adjustment for income or loss from equity investees, distributed income of equity investees and fixed charges. Fixed charges consist of interest expense and amortization of capitalized debt expenses.

DESCRIPTION OF DEBT SECURITIES

We will describe the terms of the offered debt securities from time to time in any prospectus supplement for such offer.

PLAN OF DISTRIBUTION

The plan of distribution for each offering of debt securities pursuant to this prospectus will be described in detail in a prospectus supplement describing each particular offering.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered debt securities of Old Republic International Corporation will be passed on for us by Spencer LeRoy, III, Senior

Vice President, General Counsel, and Secretary of the corporation. Mr. LeRoy holds stock and options to purchase stock granted under our employee stock plans, which in the aggregate represent less than 1% of our outstanding common stock.

EXPERTS

The consolidated financial statements and financial statement schedules of Old Republic International Corporation as of and for the year ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements and financial statement schedules as of and for each of the two years in the period ended December 31, 2009 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1 800-SEC-0330 for further information on the Public Reference Room in Washington, DC and in other locations. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet Website maintained by the SEC at http://www.sec.gov. Copies of documents we have filed with the SEC are also available at the offices of the New York Stock Exchange, 200 Broad Street, New York, NY 10005.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents filed with the SEC are incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 28, 2011;

•	The sections of our Definitive Proxy Statement for the 2010 Annual Meeting of Shareholders filed with the SEC on April 13, 2010 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and

•	The description of our common stock contained in (i) our registration statement on Form 8-A filed with the Securities and Exchange Commission on August 29, 1990, as amended on August 31, 1990, and as further amended on September 10, 1990; and (ii) our registration statement on Form 8-A filed with the Securities and Exchange Commission on September 10, 1990, as amended on May 30, 1997, as further amended on June 20, 2007, and as further amended on November 19, 2007.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the completion of the offering of all securities covered by the respective prospectus supplement, shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreement and are not intended to provide any other factual or disclosure information about our Company. The agreements may contain representations and warranties by us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

You may obtain any of the documents incorporated by reference by contacting us or the SEC or through the SEC’s Internet Website, as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus or a prospectus supplement. You may obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address: Old Republic International Corporation, 307 North Michigan Avenue, Chicago, Illinois 60601, Attention: Corporate Secretary, telephone (312) 346-8100.

We have not authorized anyone to give any information or make any representation about the offering or us that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated in this prospectus or which may be contained in a prospectus supplement or in any free writing prospectus prepared by us or on our behalf. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitation of offers to exchange or purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom is it unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. Information contained in this prospectus speaks only as of the date of this prospectus unless otherwise specifically indicated.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the debt securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

	Amount to be Paid

SEC registration fee	$	*
Printing and engraving		80,000
Legal fees and expenses		200,000
Fees of accountants		110,000
Fees of trustee		30,000
FINRA Fees		50,000
Rating agency fees		100,000
Miscellaneous		30,000

Total		$600,000

*	Deferred in accordance with Rule 456(b) and 457(e) of the Securities Act of 1933, as amended.

Item 15.	Indemnification of Directors and Officers.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, our certificate of incorporation provides that a director of Old Republic shall not be personally liable to Old Republic or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which a director derived an improper personal benefit.

In general, our bylaws provide that Old Republic shall indemnify its directors and officers to the fullest extent permitted by law. As permitted by Section 145(a) of the DGCL, our bylaws provide that we shall indemnify each of our directors and officers against expenses (including attorney’s fees) incurred in connection with any proceeding (other than an action by or in the right of Old Republic) involving such person by reason of having been an officer or director, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Old Republic and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. As permitted by Section 145(b) of the DGCL, our bylaws provide that we shall indemnify each of our officers and directors against expenses (including attorney’s fees) incurred in connection with any action brought by or in the right of Old Republic, except that if the director or officer is adjudged to be liable to Old Republic, no indemnification shall be made unless and to the extent that the Court of Chancery or any other court shall deem proper, notwithstanding the adjudication of liability.

The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made by a majority of disinterested members of the board of directors (even if they constitute less than a quorum), by a committee of disinterested directors, by independent legal counsel or by our stockholders. However, as required by Section 145(c) of the DGCL, we must indemnify a director or officer who was successful on the merits in defense of any suit. As permitted by Section 145(e) of the DGCL, we may pay expenses incurred by a director or officer in advance, upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.

Item 16.	Exhibits.

Exhibit
No.		Description of Document

1	.1*	Form of Underwriting Agreement for Debt Securities
3.1		Restated Certificate of Incorporation of the Corporation (incorporated herein by reference to Exhibit 3(a) to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004).
3.2		Restated Bylaws of the Company (incorporated by reference to Exhibit 99.1 to the Corporation’s Current Report on Form 8-K filed on March 1, 2010).
4.1		Indenture dated as of August 15, 1992 between the Corporation and Wilmington Trust Company, as trustee (incorporated herein by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed on April 22, 2009).
4.2		Supplement Indenture No. 1 dated as of June 16, 1997, supplementing the Indenture (incorporated herein by reference to Exhibit 4.3 to the Corporation’s Registration Statement on Form 8-A filed on June 16, 1997).
4.3		Supplement Indenture No. 2 dated as of December 31, 1997 supplementing the Indenture (incorporated herein by reference to Exhibit 4.1 to the Corporation’s Registration Statement on Form S-3 filed on January 7, 1998).
4.4		Amended and Restated Rights Agreement dated November 19, 2007 between the Corporation and Wells Fargo N.A. (incorporated herein by reference to Exhibit 4.1 to the Corporation’s Registration Statement on Form 8-A/A filed on November 19, 2007).
4.5		Agreement to furnish certain long-term debt instruments to the Securities and Exchange Commission upon request (incorporated herein by reference to Exhibit 4(D) to the Corporation’s Form 8 filed on August 28, 1987).
5.1		Opinion of Spencer LeRoy, III.
12.1		Statement Regarding Computation of Ratios.
23.1		Consent of KPMG LLP.
23.2		Consent of PricewaterhouseCoopers LLP.
23.3		Consent of Spencer LeRoy, III (included in Exhibit 5.1).
24.1		Power of Attorney.
25.1		Statement of Eligibility on Form T-1 of Wilmington Trust Company, Trustee.

*	To be filed, if necessary, as an exhibit to a Current Report on Form 8-K or other report to be filed by Old Republic pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on March 2, 2011.

OLD REPUBLIC INTERNATIONAL CORPORATION

By:	/s/ Aldo C. Zucaro
Name:     Aldo C. Zucaro

Title:	Chairman of the Board, Director
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 2, 2011.

Signature	Title

/s/ Aldo C. Zucaro Aldo C. Zucaro	Chairman of the Board, Principal Executive Officer and Director

/s/ Karl W. Mueller Karl W. Mueller	Principal Financial Officer and Principal Accounting Officer

* Harrington Bischof	Director

* Jimmy A. Dew	Director

* John M. Dixon	Director

* Leo E. Knight, Jr.	Director

* William A. Simpson	Director

* Arnold L. Steiner	Director

* Fredricka Taubitz	Director

* Charles F. Titterton	Director

Signature		Title

* Dennis P. Van Mieghem		Director

* Steven R. Walker		Director

*By	/s/ Karl W. Mueller Attorney-in-fact Date: March 2, 2011

INDEX TO EXHIBITS

Exhibit
No.		Description of Document

1	.1*	Form of Underwriting Agreement for Debt Securities
3.1		Restated Certificate of Incorporation of the Corporation (incorporated herein by reference to Exhibit 3(a) to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004).
3.2		Restated Bylaws of the Company (incorporated by reference to Exhibit 99.1 to the Corporation’s Current Report on Form 8-K filed on March 1, 2010).
4.1		Indenture dated as of August 15, 1992 between the Corporation and Wilmington Trust Company, as trustee (incorporated herein by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed on April 22, 2009).
4.2		Supplement Indenture No. 1 dated as of June 16, 1997, supplementing the Indenture (incorporated herein by reference to Exhibit 4.3 to the Corporation’s Registration Statement on Form 8-A filed on June 16, 1997).
4.3		Supplement Indenture No. 2 dated as of December 31, 1997 supplementing the Indenture (incorporated herein by reference to Exhibit 4.1 to the Corporation’s Registration Statement on Form S-3 filed on January 7, 1998).
4.4		Amended and Restated Rights Agreement dated November 19, 2007 between the Corporation and Wells Fargo N.A. (incorporated herein by reference to Exhibit 4.1 to the Corporation’s Registration Statement on Form 8-A/A filed on November 19, 2007).
4.5		Agreement to furnish certain long-term debt instruments to the Securities and Exchange Commission upon request (incorporated herein by reference to Exhibit 4(D) to the Corporation’s Form 8 filed on August 28, 1987).
5.1		Opinion of Spencer LeRoy, III.
12.1		Statement Regarding Computation of Ratios.
23.1		Consent of KPMG LLP.
23.2		Consent of PricewaterhouseCoopers LLP.
23.3		Consent of Spencer LeRoy, III (included in Exhibit 5.1).
24.1		Power of Attorney.
25.1		Statement of Eligibility on Form T-1 of Wilmington Trust Company, Trustee.

*	To be filed, if necessary, as an exhibit to a Current Report on Form 8-K or other report to be filed by Old Republic pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.